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                                                                    EXHIBIT 23.2

Independent Auditors' Consent

We consent to incorporation by reference in Registration Statement Nos. 333-88455, 333-88457 and 333-88473 of Community Bancorp Inc. on Form S-8 of our report dated January 24, 2001 , appearing in the Annual Report on Form 10-KSB of Community Bancorp Inc., for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 23, 2001